September 26, 2000

Board of Directors
InforMax, Inc.
6010 Executive Blvd., 10th Floor
Rockville, MD  20852

Ladies and Gentlemen:

                  We are acting as special counsel to InforMax, Inc., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-1, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 5,750,000 shares of the Company's common stock, par value $0.001 per share, all of which shares (the "SHARES") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Second Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on August 16, 2000 and the Restated Certificate of Incorporation to be effective immediately prior to the closing of the offering, each as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  3. The Second Restated Bylaws of the Company and the Restated Bylaws to be effective immediately prior to the closing of the offering, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  4. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Bear, Stearns & Co. Inc. will act as representative, filed as Exhibit 1.1 to the Registration Statement (the "UNDERWRITING AGREEMENT").

                  5. Resolutions of the Board of Directors of the Company adopted at meetings held on June 7, 2000, July 19, 2000, August 14, 2000 and September 8, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

InforMax, Inc.
September 26, 2000
Page 2



                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and
(iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee thereof, the Shares will be validly issued, fully paid, and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                             Very truly yours,




                                             /s/ HOGAN & HARTSON L.L.P.